Exhibit 23.2

Consent of Independent Accountant

The Board of Directors of
EXCO Resources, Inc.:

        We consent to the use of our report dated December 15, 2006, with respect to the statements of revenues and direct operating expenses of Winchester Energy Company Properties for the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas

January 15, 2007